Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Separation of Cyclerion Therapeutics, Inc.

On April 1, 2019, Ironwood Pharmaceuticals, Inc. (“Ironwood”) completed the previously announced separation of its soluble guanylate cyclase (“sGC”) business, and certain other assets and liabilities, into a separate, independent publicly traded company. This separation was effected by means of a distribution of all of the outstanding shares of common stock of Cyclerion Therapeutics, Inc. (“Cyclerion”) through a dividend of Cyclerion’s common stock, with no par value, to Ironwood’s stockholders of record as of the close of business on March 19, 2019 (the entire transaction being referred to as the “Separation”).

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements were derived from the historical consolidated financial statements of Ironwood for the years ended December 31, 2018, 2017 and 2016 and as of December 31, 2018, which were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

The unaudited pro forma condensed consolidated income statements for each of the years ended December 31, 2018, 2017 and 2016 are presented as if the Separation had occurred on January 1, 2016. The unaudited pro forma condensed consolidated balance sheet as of December 31, 2018 is presented as if the Separation had occurred on that date.

The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments based on assumptions that management believes are factually supportable. The unaudited pro forma condensed consolidated financial statements have been presented for illustrative and informational purposes only and are not intended to reflect or be indicative of Ironwood’s consolidated results of operations or financial position would actually have been had the Separation occurred as of the dates presented, and should not be taken as representation of Ironwood’s future consolidated results of operations or financial condition.

Ironwood believes that the adjustments included within the Discontinued Operation — Cyclerion Therapeutics, Inc. column of the unaudited pro forma condensed consolidated financial statements are consistent with the guidance for discontinued operations under GAAP. Ironwood’s current estimates on a discontinued operations basis are preliminary and could change as it finalizes discontinued operations accounting to be reported in the Quarterly Reports on Form 10-Q for the quarters ending June 30, 2019 and September 30, 2019 and the Annual Report on Form 10-K for the year ending December 31, 2019.

The following unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Ironwood, the accompanying notes to those financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Ironwood’s Annual Report on Form 10-K for the year ended December 31, 2018.

The Pro Forma Adjustments column in the unaudited pro forma condensed consolidated financial statements reflects assumptions and adjustments that are described in the accompanying notes. Excluded from the pro forma condensed consolidated income statements are amounts that are non-recurring in nature or amounts that are not material, such as the transition service arrangements which are not considered material.

Ironwood Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2018

(in thousands, except per share amounts)

	Historical Ironwood (as reported)	Discontinued Operation - Cyclerion Therapeutics, Inc.	Pro Forma Adjustments	Notes	Pro Forma Ironwood Continuing Operations
Revenues:
Collaborative arrangements revenue	$272,839	$—	$		$272,839
Product revenue, net	3,445	—			3,445
Sale of active pharmaceutical ingredient	70,355	—			70,355
Total revenues	346,639	—	—		346,639
Cost and expenses:
Cost of revenues, excluding amortization of acquired intangible assets	32,751	—			32,751
Write-down of commercial supply and inventory to net realizable value and loss on non-cancellable purchase commitments	247	—			247
Research and development	166,503	65,985	807	A	101,325
Selling, general and administrative	241,291	20,664			220,627
Amortization of acquired intangible assets	8,111	—			8,111
Gain on fair value remeasurement of contingent consideration	(31,045)	—			(31,045)
Restructuring expenses	15,879	1,164			14,715
Impairment of intangible assets	151,794	—			151,794
Total cost and expenses	585,531	87,813	807		498,525
Loss from operations	(238,892)	(87,813)	(807)		(151,886)
Other (expense) income:
Interest expense	(37,724)	—			(37,724)
Interest and investment income	2,991	—			2,991
Loss on derivatives	(8,743)	—			(8,743)
Other expense, net	(43,476)	—	—		(43,476)
Net loss	$(282,368)	$(87,813)	$(807)		$(195,362)
Net loss per share—basic and diluted	$(1.85)				$(1.28)
Weighted average number of common shares used in net loss per share—basic and diluted:	152,634				152,634

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Ironwood Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2017

(in thousands, except per share amounts)

	Historical Ironwood (as reported)	Discontinued Operation - Cyclerion Therapeutics, Inc.	Pro Forma Adjustments	Notes	Pro Forma Ironwood Continuing Operations
Revenues:
Collaborative arrangements revenue	$265,533	$—	$		$265,533
Product revenue, net	3,061	—			3,061
Sale of active pharmaceutical ingredient	29,682	—			29,682
Total revenues	298,276	—	—		298,276
Cost and expenses:
Cost of revenues, excluding amortization of acquired intangible assets	19,097	—			19,097
Write-down of commercial supply and inventory to net realizable value and loss on non-cancellable purchase commitments	309	—			309
Research and development	148,228	60,990	807	A	88,045
Selling, general and administrative	233,123	1,214			231,909
Amortization of acquired intangible assets	6,214	—			6,214
Gain on fair value remeasurement of contingent consideration	(31,310)	—			(31,310)
Total cost and expenses	375,661	62,204	807		314,264
Loss from operations	(77,385)	(62,204)	(807)		(15,988)
Other (expense) income:
Interest expense	(36,370)	—			(36,370)
Interest and investment income	2,111	—			2,111
Loss on derivatives	(3,284)	—			(3,284)
Loss on extinguishment of debt	(2,009)	—			(2,009)
Other expense, net	(39,552)	—	—		(39,552)
Net loss	$(116,937)	$(62,204)	$(807)		$(55,540)
Net loss per share—basic and diluted	$(0.78)				$(0.37)
Weighted average number of common shares used in net loss per share—basic and diluted:	148,993				148,993

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Ironwood Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the Year Ended December 31, 2016

(in thousands, except per share amounts)

	Historical Ironwood (as reported)	Discontinued Operation - Cyclerion Therapeutics, Inc.	Pro Forma Adjustments	Notes	Pro Forma Ironwood Continuing Operations

Revenues:
Collaborative arrangements revenue	$263,923	$—	$		$263,923
Product revenue, net	109	—			109
Sale of active pharmaceutical ingredient	9,925	—			9,925
Total revenues	273,957	—	—		273,957
Cost and expenses:
Cost of revenues, excluding amortization of acquired intangible assets	1,868	—			1,868
Write-down of commercial supply and inventory to net realizable value and loss on non-cancellable purchase commitments	374	—			374
Research and development	139,492	41,090	807	A	99,209
Selling, general and administrative	173,281	1,099			172,182
Amortization of acquired intangible assets	981	—			981
Loss on fair value remeasurement of contingent consideration	9,831	—			9,831
Total cost and expenses	325,827	42,189	807		284,445
Loss from operations	(51,870)	(42,189)	(807)		(10,488)
Other (expense) income:
Interest expense	(39,153)	—			(39,153)
Interest and investment income	1,169	—			1,169
Gain on derivatives	8,146	—			8,146
Other expense, net	(29,838)	—	—		(29,838)
Net loss	$(81,708)	$(42,189)	$(807)		$(40,326)
Net loss per share—basic and diluted	$(0.56)				$(0.28)
Weighted average number of common shares used in net loss per share—basic and diluted:	144,928				144,928

 See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Ironwood Pharmaceuticals, Inc.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2018

(in thousands, except per share amounts)

	Historical Ironwood (as reported)	Discontinued Operation - Cyclerion Therapeutics, Inc.	Pro Forma Adjustments	Notes	Pro Forma Ironwood Continuing Operations
ASSETS
Current assets:
Cash and cash equivalents	$173,172	$—	$		$173,172
Accounts receivable, net	20,991	—			20,991
Related party accounts receivable, net	59,959	—			59,959
Prepaid expenses and other current assets	11,063	847			10,216
Restricted cash	1,250	—			1,250
Total current assets	266,435	847	—		265,588
Restricted cash, net of current portion	6,426				6,426
Property and equipment, net	17,270	9,956			7,314
Convertible note hedges	41,020	—			41,020
Goodwill	785	—			785
Other assets	114	25			89
Total assets	$332,050	$10,828	$—		$321,222
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$18,123	$3,232	$3,232	B	$18,123
Accrued research and development costs	8,219	5,256			2,963
Accrued expenses and other current liabilities	45,252	7,251	(4,164)	C	33,837
Capital lease obligations	73	—			73
Current portion of deferred rent	252	—			252
Current portion of 2026 Notes	47,554	—			47,554
Contingent consideration	51	—			51
Total current liabilities	119,524	15,739	(932)		102,853
Capital lease obligations, net of current portion	158	—			158
Deferred rent, net of current portion	6,308	—			6,308
Note hedge warrants	33,763	—			33,763
Convertible senior notes	265,601	—			265,601
2026 Notes, net of current portion	100,537	—			100,537
Other liabilities	2,530	—			2,530
Commitments and contingencies					—
Stockholders’ (deficit) :
Preferred stock, $0.001 par value, 75,000,000 shares authorized, no shares issued and outstanding	—	—			—
Class A common stock, $0.001 par value, 500,000,000 shares authorized and 154,414,691 issued and outstanding at December 31, 2018 and 500,000,000 shares authorized and 136,465,526 shares issued and outstanding at December 31, 2017	154	—			154
Class B common stock, $0.001 par value, no shares authorized, issued or outstanding at December 31, 2018 and 100,000,000 shares authorized and 13,983,762 shares issued outstanding at December 31, 2017	—	—			—
Additional paid-in capital	1,394,603	—			1,394,603
Accumulated deficit	(1,591,128)	(4,911)	932	B, C	(1,585,285)
Total stockholders’ (deficit)	(196,371)	(4,911)	932		(190,528)
Total liabilities and stockholders’ (deficit)	$332,050	$10,828	$—		$321,222

See notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Ironwood Pharmaceuticals, Inc.

Notes to the Unaudited Pro Forma Condensed Consolidated Financial Statements

(A)                                Reflects the impact of certain incremental costs expected to be incurred pursuant to the development agreement that Ironwood and Cyclerion entered into in connection with the Separation for research and development of Ironwood products by Cyclerion.

(B)                                Reflects the impact of certain Cyclerion liabilities that Ironwood is retaining pursuant to the separation agreement entered into in connection with the Separation. Ironwood anticipates approximately $3.2 million of such accounts payable related to Cyclerion activities not transferring to Cyclerion as of the distribution  as part of the Separation. Ironwood will retain and process all accounts payable as of the distribution date (April 1, 2019).

(C)                                Reflects the impact of employee-based accrued expenses attributable to employees who transitioned to Cyclerion as part of the Separation, that Ironwood does not expect to be representative of pro forma continuing operations. Such accrued expenses are incremental to the costs specifically identified as discontinued operations in accordance with accounting standards codification 205-20, Discontinued Operations.